UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 22, 2006

FIDELITY NATIONAL FINANCIAL, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	001-32630 (Commission File Number)	16-1725106 (IRS Employer Identification No.)

601 Riverside Avenue Jacksonville, Florida (Address of principal executive offices)		32204 (Zip code)
Registrant’s telephone number, including area code: (904) 854-8100

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On December 22, 2006, Fidelity National Financial, Inc. (“FNF”) entered into a new three-year employment agreement with Anthony J. Park, with provisions for automatic annual extensions. Mr. Park will continue to serve as FNF’s Executive Vice President and Chief Financial Officer.
     Under the terms of his employment agreement, Mr. Park will be paid a base salary of $325,000 and will also be provided with an annual cash bonus opportunity equal to 75% of his annual base salary for achieving targeted results, with higher or lower amounts payable depending on performance relative to those targets. In the event of a termination of Mr. Park’s employment by FNF for any reason other than cause or disability, or in the event of a termination by Mr. Park for good reason, he will receive (i) any accrued obligations, (ii) a prorated annual bonus, (iii) a lump-sum payment equal to 200% of the sum of the his (x) annual base salary and (y) the highest annual bonus paid to him within the 3 years preceding his termination, (iv) immediate vesting and/or payment of all FNF equity awards, and (v) continued receipt of life and health insurance benefits for a period of 3 years, reduced by comparable benefits he may receive from another employer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY NATIONAL FINANCIAL, INC.
Dated: December 22, 2006	By:	/s/ Anthony J. Park
Anthony J. Park
Executive Vice President and Chief Financial Officer

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